Exhibit (d)(i)(B)

Schedule A

to the Investment Advisory Agreement

between the Direxion Funds and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement (the “Agreement”) between Direxion Funds (the “Trust”) and Rafferty Asset Management, LLC (“Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such services, the Trust shall pay to Rafferty pursuant to section 7 of the Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

Funds of the Trust	Advisory Fee as a % of Average Daily Net Assets Under Management

For each Fund listed below:	0.75%
Direxion Monthly U.S. Dollar Bull 3X Fund
Direxion Monthly U.S. Dollar Bear 3X Fund

Direxion Monthly S&P 500® Bull 2X Fund
Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund
Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly China Bull 2X Fund
Direxion Monthly Natural Resources Bull 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund
Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly Energy Bull 2X Fund
Direxion Monthly Energy Bear 2X Fund
Direxion Monthly NASDAQ Biotechnology Bull 2X Fund
Direxion Monthly Gold Bull 2X Fund
Direxion Monthly Gold Bear 2X Fund
Direxion Monthly Silver Bull 2X Fund
Direxion Monthly Silver Bear 2X Fund
Direxion Monthly MSCI Europe Bull 2X Fund
Direxion Monthly U.S. Dollar Equal Weight Bull 2X Fund
Direxion Monthly U.S. Dollar Equal Weight Bear 2X Fund
Direxion Monthly Crude Oil Bull 2X Fund
Direxion Monthly MSCI Europe Currency Hedged Bull 2X Fund
Direxion Monthly MSCI EAFE Bull 2X Fund

Direxion Monthly Biotech Bull 1.5X Fund
Direxion Monthly NASDAQ Biotechnology Bear 1.25X Fund
Direxion Monthly NASDAQ-100® Bull 1.25X Fund
Direxion Monthly NASDAQ-100® Bear 1.25X Fund
Direxion Monthly MSCI Europe Bear 1.25X Fund
Direxion Monthly MSCI EAFE Bear 1.25X Fund
Direxion Monthly Crude Oil Bear 1.5X Fund
Direxion Monthly MSCI Europe Currency Hedged Bear 1.5X Fund
Direxion Monthly MSCI Emerging Markets Bear 1.5X Fund

Direxion Monthly 25+ Year Treasury Bull 1.2X Fund
Direxion Monthly High Yield Bull 1.2X Fund

Direxion Monthly 25+ Year Treasury Bear 1X Fund
Direxion Monthly NASDAQ-100® Bear 1X Fund

Direxion Indexed CVT Strategy Fund
Direxion Dynamic HY Bond Fund
Direxion NASDAQ-100® Bull 1X Fund

For each Fund listed below:	0.95%
Direxion Indexed Managed Futures Strategy Fund

For each Fund listed below:
Direxion Hilton Tactical Income Fund	0.90%

For each Fund listed below:	0.85%
Direxion Indexed Commodity Strategy Fund

  Last Revised: February 11, 2016